                                                                    Exhibit 10.2

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of October 26, 1999 (this "Agreement"), is entered into by and between INTELLIQUIS INTERNATIONAL, INC., a Nevada corporation (the "Company"), and ROBI Investors LLC, a Delaware limited liability company.

                              W I T N E S S E T H:


                  WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

                  WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions of this Agreement for an aggregate purchase price of two million dollars ($2,000,000), two thousand (2,000) shares (the "Initial Shares") of the Company's 6% Convertible Series A Preferred Stock, stated value one thousand dollars ($1,000) per share, par value $.001 per share (the "Preferred Stock") which shall be subject to the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation") and warrants ("Stock Purchase Warrants") to purchase one hundred thousand (100,000) shares (the "Initial Warrants") of the Company's common stock, par value $.001 per share (the "Common Stock"); and

                  WHEREAS, the Series A Preferred Stock is convertible into shares of the Company's Common Stock on the terms set forth in the Certificate of Designation, and Stock Purchase Warrants (which shall be in substantially the form attached as Exhibit B) may be exercised for the purchase of Common Stock, on the terms set forth therein; and

                  WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and subject to the conditions of this Agreement for an aggregate purchase price of one hundred dollars ($100), a warrant (the "Conditional Warrant"), to purchase for an aggregate purchase price of three million dollars ($3,000,000) up to an additional three thousand (3,000) shares of Series A Preferred Stock ("Additional Shares"), and Stock Purchase Warrants to purchase up to an additional one hundred fifty thousand (150,000) shares of Common Stock ("Additional Warrants"), which Conditional Warrant shall be in substantially the form attached as Exhibit C

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   AGREEMENT TO PURCHASE; PURCHASE PRICE

                  Purchase of Initial Shares and Warrants. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Initial Shares and the Initial Warrants for an aggregate purchase price of two million dollars

($2,000,000) which shall be payable on the Initial Closing Date (as defined herein) in immediately available funds.

                  Purchase of Conditional Warrant. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Conditional Warrant for a purchase price of one hundred dollars ($100), which shall be payable on the Initial Closing Date in immediately available funds.

                  Closings. The Initial Shares, the Initial Warrants and Conditional Warrant to be purchased by Purchaser hereunder, in definitive form, and in such denominations as Purchaser or its representative, if any, may request upon at least twenty-four hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of Purchaser, against payment by the Purchaser of the aggregate purchase price of two million one hundred dollars ($2,000,100) therefor by wire transfer to an account of the Company, all at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, New York time on the date hereof, or at such other time and date as Purchaser or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Initial Closing Date." The Closing dates for the purchase of the Additional Shares and the Additional Warrants are as set forth in the Conditional Warrant.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION


                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:


         a. The Purchaser and each of its equity owners is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents (iii) is an accredited investor as defined under Rule 501 of Regulation D of the Securities Act, (iv) will be acquiring the Shares solely for the Purchaser's own account, for investment and are not with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement and (v) able to afford the entire loss of its investment in the Initial Shares, the Initial Warrants and the Conditional Warrant.

         b. All subsequent offers and sales of the Initial Shares, the Initial Warrants and the Conditional Warrant, and, if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants and the Common Stock issuable upon conversion or exercise of, or in lieu of dividend payments on the Initial Shares and the Initial Warrants and, if the Conditional Warrant is exercised, the Additional Shares and the Additional Warrants, it shall have purchased, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

         c. The Purchaser understands that the Initial Shares, the Initial Warrants and the Conditional Warrant are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Initial Shares, the Initial Warrants and the Conditional Warrant.

         d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission (the "Commission"), (B) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

         e. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").

         f. This Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

3.       REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants to the Purchaser that:

         a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Company's subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries, if any, is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.
Schedule 3(a) lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of all such subsidiaries is owned of record and beneficially by the Company.

         b. Capitalization. On the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 33,462,420 shares are issued and outstanding and 5,000,000 shares of preferred stock, $.001 par value, none of which are outstanding. Schedule 3(b) sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case
(i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock.

         c. Concerning the Common Stock and the Warrants. The Initial Shares, the Initial Warrants, and if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants and Common Stock issuable upon (i) conversion of, or in lieu of dividend payments on, the Initial Shares, and upon exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, conversion of, or in lieu of dividend payments on, the Additional Shares, and upon exercise of the Additional Warrants when issued, shall be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. There are currently no preemptive rights of any stockholder of the Company, as such, to acquire the Initial Shares, the Initial Warrants or the Conditional Warrant, or the Common Stock issuable to the Purchaser pursuant to the terms of the Initial Shares, the Initial Warrants, and, if the Conditional Warrant is exercised, the Additional Shares and the Additional Warrant.

         d. Reporting Company Status. The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, prior to the offer and sale of the Units. The Common Stock is listed and traded on the OTC Bulletin Board, and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

         e. Authorized Shares. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect (i) the conversion of the Initial Shares and the exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the (i) conversion of the Initial Shares and the exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon (i) conversion of the Initial Shares and upon exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code").

         f. Legality. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and to issue and deliver the Initial Shares, the Initial Warrants, the Conditional Warrant and the Common Stock issuable upon conversion of, or in lieu of dividend payments on, (i) the Initial Shares and the exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the Additional Warrants.

         g. Transaction Agreements. This Agreement, the Registration Rights Agreement, the Certificate of Designation, the Conditional Warrant and the Stock Purchase Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

         h. Non-contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets. Except as set forth on Schedule 3(h), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Initial Shares, the Initial Warrants or the Conditional Warrant as contemplated by this Agreement and if the Conditional Warrant is exercised, the Additional Warrants and Additional Shares, and the shares of Common Stock into which all such securities may be converted or exercised, as applicable, gives rise to any rights, other than those which have been waived or satisfied on or prior to the Initial Closing Date, for or relating to the registration of any shares of the Common Stock.

         i. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

         j. SEC Filings. None of the reports or documents filed by the Company with the Commission (the "SEC Documents") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         k. Stabilization. Neither the Company, nor any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

         l. Absence of Certain Changes. Except as disclosed in the Company's SEC Documents, since December 31, 1998, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

         m. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this Agreement (and the schedules thereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         n. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

         o. Patents and Other Proprietary Rights. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.

         p. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

         q. Absence of Litigation. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

         r. No Default. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

         s. Transactions with Affiliates. Except as disclosed in the Company's SEC Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on December 31, 1998, would have been required to be disclosed in the Company's 1998 Annual Report to stockholders.

         t. Employment Matters. The Company is in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         u. Insurance. The Company maintains property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its Subsidiaries presently in force.

         v. Taxes. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

         w. Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

         x. Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         y. Investment Company Act. The Company is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

         z. Agent Fees. Other than (i) the cash payments of seven and one-half percent (7.5%) of the aggregate purchase price of (x) the Initial Shares and Initial Warrants purchased by the Purchaser on the Initial Closing Date and (y) upon exercise of the Conditional Warrant, the Additional Shares and Additional Warrants and (ii) the issuance of (x) sixty thousand (60,000) Stock Purchase Warrants on the Initial Closing Date and (y) upon the exercise of the Conditional Warrant up to ninety thousand (90,000) Stock Purchase Warrants, as payment to Next Millennium Capital Holdings, LLC as placement agent, the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.

         aa. Private Offering. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Initial Shares, the Initial Warrants and the Conditional Warrant, (ii) the issuance of Common Stock in lieu of dividend payments on the Initial Shares, and if the Conditional Warrant is exercised, the Additional Warrants, (iii) if the Conditional Warrant is exercised, the issuance of the Additional Shares and the Additional Warrants, and (iv) the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Preferred Stock, the Stock Purchase Warrants or the Conditional Warrant, or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Preferred Stock, the Stock Purchase Warrants or the Conditional Warrant by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

         bb. Year 2000 Processing. The computer systems used by the Company and its subsidiaries (the "Systems"), both hardware and software, are in good working order. The Company has taken steps that are reasonable to ensure that the occurrence of the year 2000 will not materially and adversely affect the Systems of the Company, its subsidiaries, or their business, and no material expenditures in excess of currently budgeted items will be required in order to cause such Systems to operate properly following the change of the year 1999 to 2000. The Company and its subsidiaries have resolved or are in the process of resolving any issues discovered as a result of year 2000 inquires or compliance testing or otherwise known to the Company, and the Company is not aware of any fact that would lead one reasonably to conclude that the Company will be unable to resolve any of such issues prior to December 31, 1999.

         cc. Environmental Matters. Neither the Company and its subsidiaries, nor any predecessor in interest nor, to the Company's knowledge, after due inquiry, any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries or any predecessor in interest, and no such real property has ever been used (either by the Company and its subsidiaries, any predecessor in interest or, to the Company's knowledge, after due inquiry, by any other person) as a treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminations, (b) any asbestos or insulation or other material composed of or containing asbestos and (c) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or (d) any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

          dd. Intellectual Property. Except as set forth in the SEC Documents, to the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.

4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS

a. Transfer Restrictions. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) neither (i) the Initial Shares, the Initial Warrants, the Conditional Warrant or the Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Initial Shares or upon exercise of the Initial Warrants, nor (ii) if the Conditional Warrant is exercised, the Additional Shares, the Additional Warrants or the Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Additional Shares or upon exercise of the Additional Warrants, have been, or are being, registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (2) any sale of (i) the Initial Shares, the Initial Warrants, the Conditional Warrant or the Common Stock issuable upon conversion or exchange thereof (collectively, the "Initial Securities") or (ii) if the Conditional Warrant is exercised, the Additional Shares, the Additional Warrants or the Common Stock issuable upon conversion or exchange thereof, (the "Additional Securities" and, collectively with the Initial Securities, the "Securities") made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Preferred Stock and the Stock Purchase Warrants.

b. Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

         c. Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and

Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

         d. NASDAQ Listing. Within forty-five (45) days of the date hereof, the Company undertakes and agrees that it will file an application with the NASDAQ market to list the Company's Common Stock (including, but not limited to, all of the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Initial Shares and the Additional Shares and upon exercise of the Initial Warrants and the Additional Warrants) on the NASDAQ SmallCap Market. The Company further agrees and covenants that, once the Company's Common Stock becomes listed on the NASDAQ SmallCap Market it will not seek to have the trading of its Common Stock through the NASDAQ SmallCap Market suspended or terminated, will use its best efforts to maintain its eligibility for trading on the NASDAQ Small-Cap Market (including, the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Initial Shares and upon the exercise of the Initial Warrants, and if the Conditional Warrant is exercised, upon conversion of, or in lieu of dividend payments on, the Additional Shares and upon exercise of the Additional Warrants and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume. The Company shall promptly provide to the Purchaser copies of any notices it receives from the Nasdaq SmallCap Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

         e. Reporting Status. So long as the Purchaser beneficially owns any of the Securities or any shares of Common Stock issuable upon conversion thereof (collectively with the Securities, the "Collective Securities"), the Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         f State Securities Filings. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Collective Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

         g. Use of Proceeds. The Company will use all of the net proceeds from the issuance of the Collective Securities to enable the Company to meet and maintain the net tangible asset requirements of Nasdaq (for its anticipated listing), for acquisitions, and for general working capital and not for the repayment of indebtedness or satisfaction of any judgments.

         h. Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Initial Shares and the exercise of the Initial Warrants, if the Conditional Warrant is exercised, for the conversion of the Additional Shares and the exercise of the

Additional Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than the sum of (i) two (2) times the sum of (x) maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Shares and (y) the maximum number that could be issuable upon conversion of the Additional Shares and (ii) the sum of the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants and the Additional Warrant, in each case without regard to whether the Conditional Warrant shall have been exercised.

         i. Sales of Additional Shares. The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, such consent shall not be unreasonably withheld, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of Common Stock, in each case for a period of two-hundred and seventy (270) days after the later of (A) the Initial Closing Date, (B) any Conditional Closing Date (as defined in the Conditional Warrant) or (C) the date on which a registration statement relating to Common Stock issuable upon conversion of any of the Initial Shares, the Initial Warrants, the Additional Shares, or the Additional Warrants is declared effective by the Securities and Exchange Commission (the "Lock-Up Period"), except that the Company may issue securities for the aggregate consideration of at least ten million dollars in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by such clause (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with any financing, acquisition or other transaction that occurred prior to the date of this Agreement to be covered by a registration statement that is declared effective by the Commission until the earlier to occur of (A) the expiration of the Lock-Up Period or (B) the registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least two-hundred and seventy (270) days, during which two hundred seventy (270) day period the Company shall not have notified the Purchaser that such registration statement or the prospectus included in such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         j. Right of First Refusal. Subject to Section 4(i), if during the eighteen (18) month period following the Lock-Up Period the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any securities or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered Securities") to a prospective investor (the "Prospective Investor"), the Company shall notify (the "Offer Notice") the Purchaser in accordance with Section 10 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered Securities to the Prospective Investor. If, within the five (5) day period following the Purchaser's receipt of the Offer Notice, the Purchaser delivers a written notice (the "Acceptance Notice") to the Company stating its desire to purchase all or any portion of the Offered Securities on the Third Party Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchaser) to the Purchaser at the price and on the terms set forth in the Offer Notice and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor. If the Purchaser does not deliver an Acceptance Notice to the Company in such five (5) day period then for a period of sixty
(60) days following the date of the Offer Notice the Company may sell the Offered Securities to the Prospective Investor on the terms set forth in the Officer Notice.

         k. Additional Registration Statements. At any time during the period ending on the first date that follows a period of one hundred eighty (180) consecutive days following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) during which there has been no Blackout Event (as defined in the Registration Rights Agreement) relating to such Registration Statement, the Company agrees that it will not cause any registration statement (other than the Registration Statement) to be declared effective by the Commission.

         l. Stockholder Approval. If required in accordance with Nasdaq Rule 4310 or 4460, the Company agrees to use its best efforts (including obtaining any vote of its stockholders required by applicable law or Nasdaq rules) to authorize and approve the issuance of the Common Stock issuable upon conversion of the Initial Shares, the Additional Shares and upon exercise of the Initial Warrants and the Additional Warrants, to the extent that such conversion or issuance results in the issuance of 20% or more of the Company's outstanding Common Stock; provided, however, that the failure to obtain any such stockholder approval shall not limit any of Purchaser's rights hereunder or pursuant to any Primary Document.

         m. Ownership. At no time shall the Purchaser (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock in excess of 9.9% of the Company's outstanding Common Stock unless the Purchaser gives the Company at least sixty-one (61) days notice that it intends to increase its ownership percentage.

         n. Return of Certificates on Conversion and Stock Purchase Warrants on Exercise. (i) Upon any conversion by Purchaser of less than all of the Shares of Preferred Stock pursuant to the terms of the Certificate of Designations, the Company shall issue and deliver to Purchaser within four (4) days of the Series A Preferred Stock Conversion Date (as defined in the Certificate of Designations), a new certificate or certificates for, as applicable, the total number of shares of Preferred Stock, in each case, which Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by Purchaser).

                  (ii) Upon any partial exercise by Purchaser of Stock Purchase Warrants, the Company shall issue and deliver to Purchaser within four (4) days of the date on which such Stock Purchase Warrants are exercised, a new Stock Purchase Warrant or Stock Purchase Warrants representing the number of adjusted Shares covered thereby, in accordance with the terms thereof.

         o. Replacement Certificates and Stock Purchase Warrants. (i) The certificate(s) representing the shares of Preferred Stock, held by Purchaser shall be exchangeable, at the option of Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of

Preferred Stock, as requested by Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (ii) The Stock Purchase Warrants will be exchangeable, at the option of Purchaser, at any time and from time to time at the office of the Company, for other Stock Purchase Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Stock Purchase Warrants. No service charge will be made for such transfer or exchange.

         p. Dividends or Distributions; Purchases of Equity Securities. So long as any portion of the Initial Shares, the Initial Warrants, the Conditional Warrant, the Additional Shares, or the Additional Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or equity security of the Company.

         q. Bankruptcy Waiver. In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of (i) the conversion of the Initial Shares and the exercise of the Initial Warrants, and
(ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants. At the direction of Purchaser, the Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

         s. Conversion Limitations. Notwithstanding anything herein or in the Certificate of Designation to the contrary (i) during the first thirty (30) day period after the date hereof, the Purchaser may convert up to a maximum of six hundred sixty-six and sixty-six hundredths (666.66) shares of Preferred Stock into shares of Common Stock; (ii) during the second thirty (30) day period after the date hereof, the Purchaser may convert up to a maximum of one thousand three hundred thirty-three and thirty-two hundredths (1,333.32) shares of Preferred Stock into shares of Common Stock, inclusive of the number of shares of Preferred Stock converted pursuant to clause (i) above; and (iii) during the third thirty (30) day period after the date hereof, the Purchaser may convert all two thousand (2,000) shares of Preferred Stock purchased hereunder into shares of Common Stock.

5.   TRANSFER AGENT INSTRUCTIONS

         a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale under the Securities Act of the Common Stock issuable upon conversion of the Initial Shares, the Additional Shares or the shares of Common Stock issuable upon exercise of the Initial Warrants or the Additional Warrants, will be given by the Company to the transfer agent and that the shares of Common Stock issuable upon (i) conversion of, or in lieu of dividend payments on, the Initial Shares or upon exercise of the Initial Warrants, (ii) if the Conditional Warrant is exercised, the conversion of, or in lieu of dividend payments on the Additional Shares or upon exercise of the Additional Warrants, shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this

Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Collective Securities. If the Purchaser provides the Company with an opinion of counsel that registration of a resale by the Purchaser of any of the Collective Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Collective Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

         b. Purchaser shall exercise its right to (i) convert the Initial Shares or to exercise the Initial Warrants or (ii) if the Conditional Warrant is exercised, to convert the Additional Shares or to exercise the Additional Warrants, by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within four
(4) business days thereafter, the original Notice of Conversion (and the related certificates representing the shares of Preferred Stock, as applicable) or Form of Election to Purchase (and the related original Stock Purchase Warrants) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of any shares of Preferred Stock or upon exercise of any Stock Purchase Warrants (together with the shares of Preferred Stock not so converted or the Stock Purchase Warrants not so exercised) to the Purchaser via express courier as soon as practicable, but in all events no later than four (4) business days after the Conversion Date relating to shares of Preferred Stock or Stock Purchase Warrants (each such delivery date, together with the Dividend Delivery Date referred to in paragraph c below, is referred to herein as a "Delivery Date"). For purposes of this Agreement, any conversion of the Initial Shares, the Additional Shares or the exercise of the Initial Warrants or the Additional Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

         c. The Company will transmit the certificates representing the Common Stock issuable in lieu of dividends payable on any shares of Preferred Stock to the Purchaser via express courier as soon as practicable, but in all events no later than four (4) business days after the dividend payment date applicable to which such Common Stock is delivered (the "Dividend Delivery Date").

         d. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of, or in lieu of dividends on, the Initial Shares, the Additional Shares or upon the exercise of the Initial Warrants or the Additional Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

         e. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon conversion of, or in lieu of dividend payments on, the Initial Shares or the Additional Shares or upon exercise of the Initial Warrants or the Additional Warrants, the sum of three thousand dollars ($3,000) per day for each (i) one hundred thousand dollars ($100,000) of aggregate Stated Value (as defined in the Certificate of Designation) amount of Initial Shares or Additional Shares that are being converted, or (ii) twenty-five thousand (25,000) shares of Common Stock purchased upon the exercise of Initial Warrants or Additional Warrants. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 5 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE INITIAL SHARES, THE INITIAL WARRANTS AND THE CONDITIONAL WARRANT


                  The Purchaser understands that the Company's obligation to issue the Initial Shares, the Initial Warrants and the Conditional Warrant on the Initial Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:

         a. The accuracy on the Initial Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the Initial Closing Date and the performance by the Purchaser on or before the Initial Closing Date of all covenants and agreements of the Purchaser required to be performed on or before the Initial Closing Date.

         b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE INITIAL SHARES, THE INITIAL WARRANTS AND THE CONDITIONAL WARRANT


                  The Company understands that the Purchaser's obligation to purchase the Initial Shares, the Initial Warrants and the Conditional Warrant on the Initial Closing Date is conditioned upon:

         a. The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada, and a copy thereof certified by such Secretary of State shall have been delivered to the Purchaser.

         b. The accuracy on the Initial Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Initial Closing Date, and the performance by the Company on or before the Initial Closing Date of all covenants and agreements of the Company required to be performed on or before the Initial Closing Date.

         c. On the Initial Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Initial Closing Date, in substantially the form as attached in Exhibit E.

         d. The Company shall have executed and delivered to the Purchaser (i) a signed counterpart to the Registration Rights Agreement, (ii) the Initial Shares, (iii) the Initial Warrants and (iv) the Conditional Warrant.

         e. On the Initial Closing Date, the Purchaser shall have received a certificate executed by the President or the Chairman of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Initial Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Initial Closing Date.

         f. On the Initial Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

         g. On or prior to the Initial Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, NASDAQ or the NASDAQ Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; or (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war

         h. The Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel).

8.   EXPENSES


                  The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser and its counsel in connection with the issuance of the Collective Securities payable on the Initial Closing Date up to a maximum of twenty-five thousand dollars ($25,000), (b) all expenses in connection with registration or qualification of the Collective Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section 8, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Collective Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses reasonably incurred in making preparations for the purchase, sale and delivery of the Collective Securities not so delivered.

9.  GOVERNING LAW; MISCELLANEOUS



                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Initial Shares, the Initial Warrants, the Conditional Warrant, and, if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.  NOTICES


                  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

(a)      if to the Company, to:             Intelliquis International, Inc.
                                            352 West 123rd South, Suite #300
                                            Draper, Utah  84020
                                            Attention:  Bernard Yaw
                                            Tel:  (801) 990-2600
                                            Fax: (801) 990-2612

         with a copy to:                    Law Offices of Michael Eisner
                                            499 North Canon Drive
                                            Beverly Hills, California  90210
                                            Attention:  Michael Eisner, Esq.
                                            Tel:  (310) 887-7035
                                            Fax: (310) 887-7036

(b)      if to the Purchaser to:            ROBI Investors LLC
                                            WEC Asset Management LLC
                                            One World Trade Center, Suite 4563
                                            New York, New York  10048
                                            Attention:  Daniel J. Saks
                                            Tel:  (212) 775-9299
                                            Fax: (212) 775-9311

         with a copy to:                    Pryor Cashman Sherman & Flynn LLP
                                            410 Park Avenue
                                            New York, New York  10022
                                            Attention:  Mark Saks, Esq.
                                            Tel:  (212) 326-0140
                                            Fax:  (212) 326-0806

 11.     SURVIVAL


                  The agreements, covenants representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder.

12. INDEMNIFICATION


                  The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Primary Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Initial Shares, Additional Shares, Initial Warrants, Additional Warrants or Conditional Warrant by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.






         [REMAINDER OF PAGE INTENTIONALLY BLANK, SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.





                                           INTELLIQUIS INTERNATIONAL, INC.

                                           By: /s/ Bernard Yaw
                                              ----------------------------
                                                Name: Bernard Yaw
                                                Title:President




                                           ROBI INVESTORS LLC

                                           By:  WEC Asset Management LLC,
                                                    Manager

                                           By: /s/ Danniel J. Saks
                                              ----------------------------
                                                Name:   Daniel J. Saks
                                                Title:  Managing Director

                                  EXHIBIT INDEX

EXHIBIT A                       FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B                       FORM OF STOCK PURCHASE WARRANT

EXHIBIT C                       FORM OF CONDITIONAL WARRANT

EXHIBIT D                       FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E                       OPINION OF COUNSEL


                          SCHEDULE INDEX


SCHEDULE 3(a)                    LIST OF SUBSIDIARIES

SCHEDULE 3(b)                    CAPITALIZATION, DERIVATIVE SECURITIES AND
                                 REGISTRATION RIGHTS

SCHEDULE 3(h)                    NON-CONTRAVENTION

                                                                   SCHEDULE 3(a)


                              LIST OF SUBSIDIARIES


Direct Media Corporation
1475 Saratoga Avenue
Suite 101
San Jose, CA 95129
(408) 973-9932
(408) 973-9942 Fax

                                                                   SCHEDULE 3(b)


         CAPITALIZATION, DERIVATIVE SECURITIES AND REGISTRATION RIGHTS



Derivative Securities

         Name                       Service Type                       Amount of Options     Exercise Price
         ------------------         --------------------------         -----------------     --------------
         Patrick Lucci              Consulting                               6,000                $4.00




Registration Rights


None

                                                                   SCHEDULE 3(h)



                                NON-CONTRAVENTION


None

                                                                 EXHIBIT 3.5



                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A 6% CONVERTIBLE PREFERRED STOCK OF
                         INTELLIQUIS INTERNATIONAL, INC.

                   Pursuant to Section 78.1955 of the General
                     Corporation Law of the State of Nevada


                   The undersigned, Bernard Yaw and Mark Tippets, hereby certify that:

                  I. They are the duly elected and acting President and Secretary, respectively, of Intelliquis International, Inc., a Nevada corporation (the "Corporation").

                  II. The Certificate of Incorporation of the Corporation authorizes five million (5,000,000) shares of preferred stock, $0.001 par value per share.

                  III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") on October 21, 1999 pursuant to the Articles of Incorporation of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Nevada.

RESOLUTIONS

                  WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish and issue one or more series of preferred stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon as the Board of Directors may determine.

                  WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:



                  A. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A 6% Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated shall be five thousand (5,000) (which shall not be subject to increase or decrease). Each share of Series A Preferred Stock shall have a par value of $0.001 per share and a stated value (the "Stated Value") of the Liquidation Preference (as hereinafter defined in Section C(1)).

                  B.       Dividends.

                           (1) Holders of the Series A Preferred Stock shall be
entitled to receive, out of funds legally available therefor, dividends at a rate equal to 6% (the "Dividend Rate") of the Liquidation Preference per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), and no more, payable in accordance with the provisions of this Certificate of Designations.

                           (2) At the election of the Corporation, each dividend
on Series A Preferred Stock shall be paid either in shares of Common Stock of the Corporation, $.001 par value per share ("Common Stock") or in cash on the Delivery Date (as defined in Subsection G(2)(a) of this Certificate of Designations) with respect to any shares of Series A Preferred Stock which are the subject of a Notice of Conversion (as defined in Subsection G(2) of this Certificate of Designations). Dividends paid in shares of Common Stock shall be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series A Preferred Stock will receive written notification from the Corporation or the transfer agent if a dividend is paid in kind, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate holdings of Common Stock as of that dividend payment date and after giving effect to the dividend. All holders of shares of Common Stock issued as dividends shall be entitled to all of the rights and benefits relating to shares of Common Stock as set forth in the Corporation's Articles of Incorporation, as amended, and By-laws.

                           (3) Holders of the Series A Preferred Stock shall be
entitled to payment of any dividends in preference and priority to any payment of any cash dividend on Common Stock or any other class or series of capital stock of the Corporation. Dividends on the Series A Preferred Stock shall accrue with respect to each share of the Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock or other class or series of capital stock ranking junior to the Series A Preferred Stock (such stock being collectively referred to herein as the "Junior Stock") and before any purchase or acquisition of any Junior Stock is made by the Corporation. At the earlier of: (1) the redemption or conversion of the Series A Preferred Stock or (2) the liquidation of the Corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of the Series A Preferred Stock in accordance with the provisions of this Certificate of Designations. No accumulation of dividends on the Series A Preferred Stock shall bear interest.

                  C.       Liquidation, Dissolution or Winding Up.

                           (1) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to one thousand dollars ($1,000) per share of Series A Preferred Stock (the "Liquidation Preference") plus any accrued but unpaid dividends (whether or not declared). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (2) After the payment of all preferential amounts
required to be paid to the holders of the Series A Preferred Stock upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Series A Preferred Stock and the Junior Stock, with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series A Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

                  D.       Voting.

                           Except as specifically provided herein or in
accordance with the General Corporation Law of the State of Nevada, the holders of shares of Series A Preferred Stock shall not be entitled to vote on matters required or permitted to the submitted to the shareholders of the Corporation for their approval.

                  E. Other Securities. Subject to any limitations contained in this Certificate of Designations, the Corporation's Articles of Incorporation and/or the Primary Documents (as defined in the Securities Purchase Agreement, dated as of October 26, 1999, hereinafter the "Securities Purchase Agreement"), the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the Series A Preferred Stock.

                  F. Capital Reorganization. If the Corporation shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares of the Series A Preferred Stock and the

Stated Value of the Series A Preferred Stock shall be adjusted appropriately to allow the holders of the Series A Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate Sated Value of the Series A Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the Series A Preferred Stock, that each holder had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

                  G.       Conversion.

                           (1) The holders of the Series A Preferred Stock shall
have conversion rights as follows (the "Series A Preferred Stock Conversion Rights"):

                                    (a) Each share of Series A Preferred Stock
         shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000, plus the amount of any accrued and unpaid dividends the Corporation elects to pay in Common Stock, by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall be the lower of (i) 115% of the average Closing Bid Price of the shares of Common Stock for the five (5) trading days immediately preceding the Initial Closing Date (as defined in the Securities Purchase Agreement) or (ii) 80% of the average of the three lowest Closing Bid Prices of the shares of Common Stock for the twenty (20) trading days immediately preceding the Series A Preferred Stock Conversion Date (as hereinafter defined). For purposes of these Articles of Amendment, the term "Closing Bid Price" means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock can not be calculated on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as determined by the holders of a majority of the outstanding shares of Series A Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such shares. "Trading day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. If, during any period following October 26, 1999 (the "Original Issue Date"), as a result of the occurrence of any of the events set forth in
         Section 3(f) or 3(g) of the Registration Rights Agreement, dated as of October 12, 1999, by and between the Corporation and the Purchaser set forth therein (the "Registration Rights Agreement"), the Purchasers set forth therein are not able to sell shares of Common Stock issuable upon conversion of, or in lieu of dividends on, shares of Series A Preferred Stock pursuant to a registration statement filed pursuant to such agreement, the holders of shares of Series A Preferred Stock shall have the right, for any purpose during such period and thereafter, to designate as the Conversion Price any Conversion Price that would have been applicable during such period had such Series A Preferred Stock shareholder delivered a Notice of Conversion with respect to any such Series A Preferred Stock.

                                    (b) In the event that the Corporation's
         stock is listed on the Nasdaq SmallCap or National Market, at any time that the number of shares of Common Stock issued (A) upon conversion of the Series A Preferred Stock and (B) in lieu of dividend payments on the Series A Preferred Stock, shall equal 20% or more of the Corporation's outstanding Common Stock (a "Common Stock Redemption Event"), the Corporation shall (x) redeem, at a price per share equal to (A) the quotient of (i) the Liquidation Preference per share of Series A Preferred Stock plus all accrued but unpaid dividends on such shares of Series A Preferred Stock and (ii) the Conversion Price as if the Series A Preferred Stock had been converted on the Series A Preferred Stock Redemption Date multiplied by (B) the average Closing Bid Price of shares of Common Stock for the five (5) trading days immediately preceding the Series A Preferred Stock Redemption Date, all of the outstanding Series A Preferred Stock or (y) call a special meeting of its stockholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Series A Preferred Stock on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of The Nasdaq Stock Market (including Rules 4300 and 4310 of Nasdaq's Non-Qualitative Designation Criteria in connection with conversions of Series A Preferred Stock; such approvals are referred to herein as the "Required Approvals"). The Corporation shall determine within five (5) business days following the receipt of a Notice of Conversion which of such actions it shall take, and shall promptly furnish notice to each of the holders of Series A Preferred Stock as to such determination, including, if applicable, a notice of redemption. In no event shall the Corporation issue shares of Common Stock upon conversion of, or in lieu of dividend payments on, the Series A Preferred Stock, after the occurrence of a Common Stock Redemption Event until the Required Approvals, if any, are obtained.

                                    (c) If the Corporation elects to call a
         special meeting of its stockholders pursuant to Subsection G(1)(b) of this Certificate of Designations to obtain the Required Approvals, the Corporation shall use its best efforts to obtain such Required Approvals within thirty (30) days of the Initial Closing Date (such forty five (45) day period is referred to herein as an "Approval Period"). If the Corporation does not obtain the Required Approvals within the Approval Period and the Corporation receives a Notice of Conversion after the termination of the Approval Period, the Corporation must redeem, in accordance with this Subsection G of this Certificate of Designations, any shares of Series A Preferred Stock outstanding after the Corporation has issued in excess of 6,692,484 shares of Common Stock in connection with conversions of the Series A Preferred Stock.

                                    (d) If the Corporation elects, pursuant to
         this Subsection G, to redeem the Series A Preferred Stock on the occurrence of a Common Stock Redemption Event, it shall redeem such Series A Preferred Stock at the price determined in accordance with Subsection G(1)(b) of this Certificate of Designations. If the

         Corporation shall have elected, pursuant to this Subsection G(1), to obtain the Required Approvals but shall not have done so by the later of the occurrence of the Common Stock Redemption Event or the expiration of the Approval Period, it shall furnish a redemption notice to the Purchaser within three (3) business days after the expiration of the Approval Period.

                           (2) The Series A Preferred Stock Conversion Rights
shall be exercised as follows:

                                    (a) The Corporation will permit each holder
         of Series A Preferred Stock to exercise its right to convert the Series A Preferred Stock by faxing an executed and completed notice of conversion (the "Notice of Conversion") to the Corporation, and delivering within four (4) business days thereafter, the original Notice of Conversion (and the certificates representing the related shares of Series A Preferred Stock) to the Corporation by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion is faxed in accordance with the provisions hereof shall be deemed a "Series A Preferred Stock Conversion Date." The Corporation will transmit the certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock (together with certificates representing the related shares of Series A Preferred Stock not so converted and, if applicable, a check representing any fraction of a share not converted) to such holder via express courier as soon as practicable, but in all events no later than (the "Delivery Date") four (4) business days after the Series A Preferred Stock Conversion Date. For purposes of this Certificate of Designations, such conversion of the Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the Series A Preferred Stock Conversion Date.

                                    (b) In lieu of delivering physical
         certificates representing the Common Stock issuable upon the conversion of the Series A Preferred Stock, provided that the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, on the written request of a holder of Series A Preferred Stock who shall have previously instructed such holder's prime broker to confirm such request to the Corporation's transfer agent, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit such Common Stock to such holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the applicable Delivery Date.

                                    (c) The Corporation will at all times have
         authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock. The Corporation will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than the sum of (i) two (2) times the number that would then actually be issuable upon the conversion of five thousand (5,000) shares of Series A Preferred Stock and (ii) the exercise of the Initial Warrants and the Additional Warrants (each as defined in the Securities Purchase Agreement). Before taking any action which would cause an adjustment reducing the Conversion Price below the established par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel or in the opinion of counsel to holders of the Series A Preferred Stock, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (3) In the event of a liquidation of the Corporation,
the Series A Preferred Stock Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

                           (4) If the conversion is in connection with an
underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

                           (5) At no time shall any holder of the Series A
Preferred Stock convert such amount of Series A Preferred Stock as shall result in such Purchaser's ownership, after such conversion, exceeding 9.9% of the Corporation's outstanding Common Stock.

                           (6) No fractional shares of Common Stock shall be
issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price.

                           (7) The Corporation will not, by amendment of its
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designations by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Preferred Stock Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                           (8) In the event (a) that the Corporation declares a
dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation, (b) that the Corporation subdivides or combines its outstanding shares of Common Stock, (c) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), (d) of any consolidation or merger of the Corporation into or with another corporation, (e) of the sale of all or substantially all of the assets of the Corporation, or (f) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to each holder of the Series A Preferred Stock at their last address as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (i) below or twenty (20) days before the date specified in (ii) below, a notice stating

                                        (i) the record date of such dividend,
         distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                        (ii) the date on which such
         reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  H. Sinking Fund. There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.

                  I. Redemption Events. In case one or more of the following events each a redemption event shall have occurred:

                                    (a) If the Corporation fails to have a
         registration statement effective within one hundred eighty (180) days of the date of the Stock Purchase Agreement, at the option of the Purchaser, the Corporation shall redeem the outstanding shares of Series A Preferred Stock at a redemption price of one hundred twenty-five percent (125%) of the Stated Value per share plus accrued and unpaid dividends thereon, if any; or

                                    (b) failure to deliver the shares of Common
         Stock required to be delivered upon conversion of the shares of Series A Preferred Stock in the manner and at the time required by Section 5 of the Securities Purchase Agreement; or

                                    (c) failure of the Corporation to have
         authorized the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock or exercise of the Stock Purchase Warrants (as defined in the Securities Purchase Agreement), including conversion of any shares of Series A Preferred Stock or exercise of any Stock Purchase Warrants, issuable upon conversion of the Conditional Warrant (as defined in the Securities Purchase Agreement); or

                                    (d) failure on the part of the Corporation
         to duly observe or perform any of the provisions of this Certificate of Designations or any of its other covenants or agreements contained in the Securities Purchase Agreement, or to cure any material breach in a material representation or covenant contained in the Securities Purchase Agreement or the Registration Rights Agreement for a period of ten (10) days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by a registered holder of shares of Series A Preferred Stock to the Corporation; or

                                    (e) a decree or order by a court having
         jurisdiction has been entered adjudging the Corporation (or any Material Subsidiary) a bankrupt or insolvent, or approving a petition seeking reorganization of the Corporation (or any Material Subsidiary) under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation (or any Material Subsidiary) or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of sixty (60) days; or

                                    (f) the Corporation (or any Material
         Subsidiary) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Corporation (or any Material Subsidiary) shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or if the Corporation (or any Material Subsidiary) takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

                                    (g) If any default shall occur under any
         indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Corporation (or a Material Subsidiary, as hereinafter defined), in excess of $50,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $50,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or (h) If any of the Corporation or its subsidiaries shall default in the observance or performance of any material term or provision of a material agreement to which it is a party or by which it is bound, and such default is not waived or cured within the applicable grace period; or

                                    (i) If a final judgment which, either alone
         or together with other outstanding final judgments against the Corporation and its subsidiaries, exceeds an aggregate of $50,000 shall be rendered against the Corporation (or any Material Subsidiary) and such judgment shall have continued undischarged or unstayed for thirty
         (30) days after entry thereof; or

                                    (j) If there shall occur a Change in Control
         of the Corporation (as defined below). Nothing in this subsection shall limit the right of a holder of Series A Preferred Stock to convert their shares of Series A Preferred Stock on or prior to such

         Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred if (A) any person or group (as defined for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have become the beneficial owner or owners of more than 50% of the outstanding voting stock of the Corporation; (B) there shall have occurred a merger or consolidation in which the Corporation or an affiliate of the Corporation is not the survivor or in which holders of the Common Stock of the Corporation shall have become entitled to receive cash, securities of the Corporation other than voting common stock or securities of any other person; (C) at any time persons constituting the Existing Board of Directors cease for any reason whatsoever to constitute at least a majority of the members of the Board of Directors of the Corporation; or (D) there shall have occurred a sale of all or substantially all the assets of the Corporation. For purposes hereof, the term "Existing Board of Directors" shall mean the persons constituting the Board of Directors of the Corporation on the date hereof, together with each new director whose election, or nomination for election by the Corporation's stockholders is approved by a vote of the majority of the members of the Existing Board of Directors who are in office immediately prior to the election or nomination of such director.

                                    then, and in each and every such case, so
         long as such redemption event has not been remedied, the holders of not less than fifty-one percent (51%) of the shares of Series A Preferred Stock then outstanding, by notice in writing to the Corporation (the date of such notice the "Redemption Notice Date"), may demand that the Corporation redeem, and the Corporation shall redeem, each share of Series A Preferred Stock then outstanding at a price per share equal to one hundred twenty-five percent (125%) of the sum of (x) the Stated Value and (y) the aggregate accrued and unpaid dividends on such Redemption Notice Date

                  For purposes of this Section I "Material Subsidiary" means any subsidiary with respect to which the Corporation has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding fifteen percent (15% ) of the Corporation's gross assets, or the Corporation's proportionate share of the assets or net income of which (based on the subsidiary's most recent financial statements) exceed fifteen percent (15%) of the Corporation's gross assets or net income, respectively, or the gross revenues of which exceed fifteen percent (15%) of the gross revenues of the Corporation based upon the most recent financial statements of such subsidiary and the Corporation.

                  J.       Redemption by the Corporation.

         (a) The Corporation shall be permitted to redeem for cash or immediately available funds, to the extent permitted under law and provisions of senior and subordinated debt agreements of the Corporation, at any time and from time to time, any or all of the shares of Series A Preferred Stock then outstanding at a price per share equal to the Redemption Price on the date of redemption for which the holder of such Series A Preferred Stock has not delivered Notice of Conversion to the Corporation. Any redemption by the Corporation of less than all shares of Series A Preferred Stock than outstanding shall be pro rata among the holders of the shares of Series A Preferred Stock based upon the number of shares held by each such holder.

         (b) In connection with any redemption of shares pursuant to this
Section 5, the Corporation shall give at least fifteen (15) days but not more than thirty (30) days' prior written notice of such redemption (a "Redemption Notice"), by hand delivery, by registered or certified mail or nationwide overnight delivery service (with charges prepaid) or sent via telecopier (if within a reasonable period of time a permanent copy is given by any of the methods described above), to all holders of record of Series A Preferred Stock, as applicable, such notice to be addressed to each holder at its address as it appears on the stock transfer books of the Corporation and to specify the redemption date (the "Redemption Date") and the Redemption Price and to state that the holders must surrender the certificates for their shares of Series A Preferred Stock on or after the Redemption Date in order to receive payment of the Redemption Price. Notwithstanding anything herein contained to the contrary, all shares of Series A Preferred Stock may be converted, including shares of Series A Preferred Stock subject to a Redemption Notice given pursuant to this Section J, during the period from the date of such Redemption Notice through the Redemption Date. Within five (5) days of delivery of such certificates subject to a Redemption Notice by the holders of the Series A Preferred Stock, the Corporation shall pay the aggregate Redemption Price in cash or immediately available funds to such shareholder for the shares of Series A Preferred Stock being redeemed. In the event the shareholders of such Series A Preferred Stock does not receive such aggregate Redemption Price within such five (5) day period, the Corporation pay interest on any unpaid amount payable at a rate of ten percent (10%) per month. From and after the Redemption Date, except as set forth below, any holder of shares of Series A Preferred Stock that has been redeemed who has not duly surrendered its Series A Preferred Stock to be redeemed shall cease to be entitled to any rights except the right to receive payment of the Redemption Price. If the Corporation shall not legally have funds available to make any such redemption provided for herein, the Corporation shall take such action as may be lawfully permitted in order to enable the Corporation, if possible, lawfully to redeem the Series A Preferred Stock. Anything herein contained to the contrary notwithstanding, in the event and to extent that the Corporation cannot or does not make or tender full payment therefor, such shares shall continue to be outstanding, to the extent permitted under law and provisions of senior and subordinated debt agreements of the Corporation, and entitled to all rights and benefits of the Rights until full payment is made or tendered therefor as aforesaid. Shares of Series A Preferred Stock which have been redeemed may not be reissued by the Corporation as shares of such series.

         (c) For purposed of this Section J, "Redemption Price" shall mean as follows:

         (i) in the event that the Redemption date is less than forty-five (45) days after the Initial Closing Date (as defined in the Securities Purchase Agreement), an amount per share equal to the sum of (x) one hundred ten percent (110%) of the Stated Value per share and (y) the amount of dividends which would have accrued on such share pursuant to Section B if such share had been outstanding for a full three (3) month period;

         (ii) in the event that the Redemption Date is more than forty-four (44) days and less than ninety (90) days after the Initial Closing Date, an amount per share equal to the sum of (x) one hundred fifteen percent (115%) of the Stated Value per share and (y) the amount of dividends which would have accrued on such share pursuant to Section B if such share had been outstanding for a full three (3) month period; and

         (iii) in the event that the Redemption Date is more than eighty-nine
(89) days after the Initial Closing Date, an amount per share equal to (A) the quotient of (i) the Liquidation Preference per share of Series A Preferred Stock plus all accrued but unpaid dividends on such shares of Series A Preferred Stock and (ii) the Conversion Price as if the Series A Preferred Stock had been converted on the Redemption Date multiplied by (B) the average Closing Bid Price of shares of Common Stock for the five (5) trading days immediately preceding the Redemption Notice Date, all of the outstanding Series A Preferred Stock

                  K. Amendment. This Certificate of Designations constitutes an agreement between the Corporation and the holders of the Series A Preferred Stock. The Corporation shall not amend this Certificate of Designations or alter or repeal the preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.




                  IN WITNESS WHEREOF, Intelliquis International, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Bernard Yaw, its President, and attested by Mark Tippets, its Secretary, this 26th day of October, 1999.




                                          INTELLIQUIS INTERNATIONAL, INC.




                                          By: /s/ Bernard Yaw
                                              -----------------------
                                              Name: Bernard Yaw
                                              Title:   President


Attest:




By: /s/ Mark Tippets
    ---------------------------
      Name: Mark Tippets
      Title: Secretary